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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2025 (August 28, 2025)

Global Technologies, LTD

(Exact name of registrant as specified in its charter)

Delaware	000-25668	86-0970492
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

806 Green Valley Rd, Suite 200, Greensboro, NC	27408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 233-5151

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (07-24)	Potential persons who are to respond to the collection of information contained in this Form are not required to respond unless the Form displays a currently valid OMB control number.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	GTLL	OTC Markets “PINK”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2025, Global Technologies, Ltd. (the “Company”) entered into a Series P Preferred Stock Subscription Agreement (the “Subscription Agreement”) and a related Revenue Sharing Agreement (the “RSA”) with accredited investors (the “Investors”) in connection with the Company’s private placement of Series P Preferred Stock (the “Series P”). Pursuant to the Subscription Agreement, Investors may purchase up to $750,000 of Series P at a purchase price of $1.00 per share. Each Investor also enters into an RSA with the Company under which the Investor is entitled to quarterly distributions equal to five percent of the net revenues generated by Primecare Supply, LLC and PulseAi, and five percent of the gross revenues generated by GTLL Advisory Group, LLC (d/b/a GloWell Advisors), until such Investor has received cumulative payments equal to two hundred percent of the original purchase price of the Series P shares purchased.

As of the date of this filing, the Company has received interests for the purchase of 200,000 shares of Series P.

Item 3.02 Unregistered Sales of Equity Securities.

The information required to be disclosed under this Item 3.02 is set forth above under Item 1.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 20, 2025, the Board of Directors approved a Certificate of Designation (the “Certificate”) establishing the rights, preferences, limitations, and privileges of the Series P Preferred Stock (“Series P”). The Certificate authorizes the issuance of up to 750,000 shares of Series P, each with conversion rights into one share of common stock at the option of the holder, voting rights of 1,000 votes per share, a six-month lock-up period, and a liquidation preference senior to common stock and junior to Series N Preferred Stock. Holders are also entitled to receive quarterly revenue share distributions equal to five percent of the net revenues of Primecare Supply, LLC and PulseAi and five percent of the gross revenues of GTLL Advisory Group, LLC (d/b/a GloWell Advisors), until each holder has received two hundred percent of their original investment. The Certificate of Designation will be filed with the Delaware Secretary of State on or before September 5, 2025. A copy of the Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing descriptions of the Subscription Agreement, the RSA, and the Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed herewith as Exhibits 10.1, 10.2, and 3.1, respectively.

Item 7.01 Regulation FD Disclosure.

On August 28, 2025, the Company updated its corporate presentation. A copy of the presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The Company intends to use this presentation in communications with current and prospective stakeholders.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Regulation FD and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits (Revised)

(d) Exhibits

●	Exhibit 3.1 – Certificate of Designation of Series P Preferred Stock

●	Exhibit 10.1 – Series P Subscription Agreement

●	Exhibit 10.2 – Revenue Sharing Agreement

●	Exhibit 99.1 – Corporate Presentation (furnished pursuant to Item 7.01)

●	104 – Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL TECHNOLOGIES, LTD
(Registrant)

Date September 3, 2025
/s/ H. Wyatt Flippen
(Signature)*